Pope Resources Reports Third Quarter Income Of $1.5 Million

POULSBO, Wash., Nov. 4, 2014 /PRNewswire/ -- Pope Resources (NASDAQ:POPE) reported net income attributable to unitholders of $1.5 million, or $0.34 per diluted ownership unit, on revenue of $13.8 million for the quarter ended September 30, 2014. This compares to a net loss attributable to unitholders of $75,000, or a $0.03 loss per ownership unit, on revenue of $11.7 million for the comparable period in 2013.

Net income attributable to unitholders for the nine months ended September 30, 2014 totaled $15.6 million, or $3.52 per ownership unit, on revenue of $70.1 million. Net income for the corresponding period in 2013 totaled $9.5 million, or $2.09 per diluted ownership unit, on revenue of $51.6 million.

On September 30, 2014, ORM Timber Fund I LP sold its 15,000-acre Green River tree farm for $39.0 million, recognizing a gain on the sale of $9.2 million, with $1.8 million attributable to Pope Resources' unitholders based upon the Partnership's interest in Fund I.

Cash provided by operations for the quarter ended September 30, 2014 was $6.0 million, compared to cash used in operations of $3.7 million for the third quarter of 2013. For the nine months ended September 30, 2014, cash provided by operations was $28.4 million, compared to $13.3 million for the corresponding 2013 results.

"Export and domestic log markets softened in the third quarter with the former responding to elevated log inventories at Chinese ports and the latter reflecting the usual seasonal expansion of logging activity region-wide that boosts supply," said Thomas M. Ringo, President and CEO. "The impact of this seasonal pattern of weaker log prices on fee timber income was masked this quarter by the first sale of property owned by one of our timber funds. Our year-to-date results remain solid, driven primarily by strong early-2014 log price realizations, increased residential lot sales from our Gig Harbor project, and the gain resulting from the sale of that fund property."

Third quarter and year-to-date highlights

  Harvest volume was 19 million board feet (MMBF) in Q3 2014 compared to 16 MMBF in Q3 2013, an 18% increase.  Harvest volume for the first nine months of 2014 was 75 MMBF compared to 69 MMBF for the first nine months of 2013, an 8% increase.
  Average realized log price per thousand board feet (MBF) was $568 in Q3 2014 compared to $591 per MBF in Q3 2013, a 4% decrease.  For the first nine months of 2014, the average realized log price per MBF was $643 compared to $609 per MBF for the first nine months of 2013, a 6% increase.
  Fund properties contributed 50% of Q3 2014 harvest volume, compared to 53% in Q3 2013.  For the first nine months of 2014, Fund properties contributed 52% of harvest volume, compared to 46% for the first nine months of 2013.
  As a percentage of total harvest, softwood sawlog volume sold to export markets in Q3 2014 was 28%, down from 45% in Q3 2013, while the mix of softwood sawlog volume sold to domestic markets increased correspondingly to 56% in Q3 2014 from 36% in Q3 2013.  For the first nine months of the year, the relative percentages of softwood sawlog volume sold to export and domestic markets were 35% and 49%, respectively, compared to 33% and 49% in 2013.
  The percentage of total harvest comprised of Douglas-fir sawlogs dropped to 37% in Q3 2014 from 50% in Q3 2013, with a corresponding increase in the whitewood component to 39% in Q3 2014 from 27% in Q3 2013.  Paralleling this species pattern shift, for the first nine months of 2014, the relative mix of Douglas-fir and whitewood was 48% and 32%, respectively, compared to 61% and 20% for the first nine months of 2013.
  As noted above, our Fund I sold its Green River tree farm for $39.0 million, recognizing a gain on the sale of $9.2 million, with $1.8 million attributable to Pope Resources' unitholders.
  We closed on 10 single-family residential lots in Gig Harbor for a total sales price of $900,000 during Q3 2014, while in Q3 2013 we had no closings but did recognize $1.0 million of previously deferred land sale revenue.

Third quarter and year-to-date operating results

Fee Timber:

Excluding the $9.2 million gain on sale of the Green River tree farm, Fee Timber operating income for the third quarter of 2014 was $2.1 million, compared to $1.5 million for the third quarter of 2013. This 36% increase in segment operating income was due to the 18% increase in harvest volume and offsetting 4% decrease in log prices, as mentioned above. Contributing further to the increase in operating income was additional revenue from a timber deed sale and commercial thinning activity compared to the prior year.

For the first nine months of 2014, again excluding the $9.2 million gain on sale of the Green River tree farm, Fee Timber operating income was $16.4 million compared to $13.1 million in 2013. This 25% increase was due to both an 8% increase in harvest volume and a 6% increase in log prices in 2014 compared to 2013. An increase in timber deed sales and commercial thinning activity also contributed to the higher segment operating income in 2014. These factors more than offset a heavier 2014 mix of harvest from Fund properties and a higher proportion of whitewood harvest volume in 2014.

Timberland Management:

Our Timberland Management segment generates its revenue by managing three private equity timber funds, which are consolidated into the Partnership's financial statements due to the Partnership's role as general partner or managing member of the funds. As such, all fees earned by the Timberland Management segment associated with managing the Funds are eliminated from revenue in the Partnership's consolidated financial statements. Accordingly, operating loss consists entirely of operating expenses for this segment. This fee revenue is an expense to the Fee Timber segment and is also eliminated when the Funds are consolidated into the Partnership's financial statements. Following this consolidation for external reporting purposes, we eliminated $814,000 and $701,000 of timber fund management fee revenue for the quarters ended September 30, 2014 and 2013, respectively. Operating expenses incurred by this segment for the quarters ended September 30, 2014 and 2013 totaled $541,000 and $475,000, respectively.

Similarly, we eliminated $2.5 million and $2.1 million of timber fund management fee revenue for the nine months ended September 30, 2014 and 2013, respectively. Operating expenses incurred by this segment for the nine months ended September 30, 2014 and 2013 totaled $1.7 million and $1.5 million, respectively. For both the quarter and year-to-date periods, the increase in operating expenses for this segment are attributable to an increase in timber fund acres under management, prior to the sale of the Green River tree farm, and increased costs associated with placing Fund III's remaining capital. However, on a per acre basis expenses have declined as we benefit from economies of scale.

Following the Green River tree farm sale, our three funds collectively own 75,000 acres and have $264 million in assets under management. As of September 30, 2014 Fund III has $108 million of its original $180 million capital commitment remaining to invest with our portion of this remaining capital commitment representing $5.0 million.

Real Estate:

Due to timing of sales with limited closings to offset segment fixed costs, our Real Estate segment posted operating losses of $597,000 and $582,000 for the third quarters of 2014 and 2013, respectively.

For the first nine months of 2014, the Real Estate segment earned operating income of $5.4 million compared to operating income of $1.9 million for the first nine months of 2013. The year-to-date 2014 segment results reflect five closings totaling 125 single-family residential lots in our Gig Harbor project, plus a $4.6 million conservation land sale while the results for the comparable period in 2013 primarily reflected only a large conservation land sale.

General & Administrative (G&A):

G&A expenses for Q3 2014 were $941,000 compared to $1.0 million reported for Q3 2013. For the first nine months of 2014, G&A expenses were $2.7 million compared to $3.4 million for the first nine months of 2013. The decrease between 2013 and 2014 in G&A expenses for the year-to-date periods was primarily due to reversals of incentive compensation accruals related to the second quarter 2014 departure of our former President & CEO.

Outlook

We expect our total harvest volume for the year to be between 95 and 98 MMBF, including timber deed sales, depending on log market conditions for the balance of the year.

Further, there are several land sales from our Real Estate segment currently in the pipeline to close in the fourth quarter of 2014, although some of these transaction may not occur until early 2015 due to permitting or other delays.

The financial schedules attached to this earnings release provide detail on individual segment results and operating statistics.

About Pope Resources

Pope Resources, a publicly traded limited partnership and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage 193,000 acres of timberland and development property in Washington, Oregon, and California. We also manage, co-invest in, and consolidate three private equity timber funds, for which we earn management fees. These funds provide an efficient means of investing our own capital in Pacific Northwest timberland while earning fees from managing the funds for the third-party investors. The company and its predecessor companies have owned and managed timberlands and development properties for over 160 years. Additional information on the company can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Among those forward-looking statements contained in this report are statements about management's expectations for future log prices, harvest volumes and markets, and statements about our expectations for future sales in our Real Estate segment. However, readers should note that all statements other than expressions of historical fact are forward-looking in nature. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include our ability to accurately estimate the cost of ongoing and changing environmental remediation obligations; our ability to consummate various real estate transactions on the terms management expects; our ability to manage our timber funds and their assets in a manner that our investors consider acceptable, and to raise additional capital or establish new funds on terms that are advantageous to the Partnership; conditions in the housing construction and wood-products markets, both domestically and globally, that affect demand for our products; the effects of competition, particularly by larger and better-financed competitors; factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property, including changes in those regulations; conditions affecting credit markets as they affect the availability of capital and costs of borrowing; labor, equipment and transportation costs that affect our net income; our ability to anticipate and mitigate potential impacts of our operations on adjacent properties; the impacts of natural disasters on our timberlands and on surrounding areas; and our ability to discover and to accurately estimate liabilities associated with our properties. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Risk Factors."

Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.

Pope Resources, A Delaware Limited Partnership
Unaudited

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(all amounts in $000's, except per unit amounts)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Revenue	$13,755	$11,724	$70,117	$51,639
Cost of sales	(9,125)	(7,769)	(39,426)	(28,718)
Operating expenses	(4,627)	(4,485)	(13,303)	(12,834)
Gain on sale of timberlands	9,188	-	9,188	-
Operating income (loss)	$9,191	($530)	$26,576	$10,087
Other expense
Interest expense, net	(659)	(385)	(1,862)	(1,083)
Income (loss) before income taxes	8,532	(915)	24,714	9,004
Income tax benefit (expense)	(259)	202	(485)	218
Net income (loss)	8,273	(713)	24,229	9,222
Net income (loss) attributable to noncontrolling interests	(6,773)	638	(8,642)	315
Net income (loss) attributable to Pope Resources' unitholders	$1,500	($75)	$15,587	$9,537

Basic and diluted weighted average units outstanding	4,350	4,371	4,376	4,369

Basic and diluted earnings (loss) per unit	$0.34	($0.03)	$3.52	$2.09

CONDENSED CONSOLIDATING BALANCE SHEETS
(all amounts in $000's)

	September 30, 2014				December 31, 2013

Assets:	Pope	ORM Timber Funds	Consolidating Entries	Consolidated
Cash and cash equivalents	$3,658	$38,528	$-	$42,186	$6,960
Land and timber held for sale	4,358	16,196		20,554	10,258
Other current assets	8,625	4,520	(2,052)	11,093	3,161
Total current assets	16,641	59,244	(2,052)	73,833	20,379
Timber and roads, net	29,276	134,477		163,753	211,946
Timberlands	14,680	25,638		40,318	44,946
Buildings and equipment, net	6,023	18		6,041	6,205
Land held for development	28,017	-		28,017	27,040
Investment in ORM Timber Funds	23,975	-	(23,975)	-	-
Other assets	168	112		280	392
Total	$118,780	$219,489	($26,027)	$312,242	$310,908
Liabilities and equity:
Current liabilities	4,173	$3,770	($2,052)	$5,891	$7,170
Current portion of long-term debt	5,108	-		5,108	109
Current portion of environmental remediation	2,060	-		2,060	700
Total current liabilities	11,341	3,770	(2,052)	13,059	7,979
Long-term debt	27,520	42,980		70,500	75,581
Environmental remediation	10,488	-		10,488	12,541
Other long-term liabilities	168	-		168	193
Total liabilities	49,517	46,750	(2,052)	94,215	96,294
Partners' capital	69,263	172,739	(172,057)	69,945	69,445
Noncontrolling interests			148,082	148,082	145,169
Total	$118,780	$219,489	($26,027)	$312,242	$310,908

RECONCILIATION BETWEEN NET INCOME AND CASH FLOWS FROM OPERATIONS
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net income (loss)	$8,273	($713)	$24,229	$9,222
Added back:
Depletion	2,931	2,254	9,382	8,996
Depreciation and amortization	183	180	542	525
Equity-based compensation	177	225	698	988
Real estate project expenditures	(1,310)	(5,368)	(3,438)	(6,859)
Deferred taxes	113	(165)	207	(262)
Cost of land sold	760	589	8,378	1,529
Gain on disposal of timberland	(9,188)	-	(9,188)	-
(Gain) loss on disposal of property and equipment	-	-	(1)	57
Change in environmental remediation liability	(480)	(188)	(694)	(441)
Change in operating accounts	4,542	(549)	(1,724)	(480)
Cash provided by (used in) operations	$6,001	($3,735)	$28,391	$13,275

SEGMENT INFORMATION
(all amounts in $000's)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Revenue:
Partnership Fee Timber	$6,062	$4,999	$25,929	$24,475
Funds Fee Timber	6,321	5,300	26,058	19,378
Total Fee Timber	12,383	10,299	51,987	43,853
Timberland Management	-	-	-	-
Real Estate	1,372	1,425	18,130	7,786
Total	$13,755	$11,724	$70,117	$51,639
Operating income (loss):
Fee Timber	$11,270	$1,529	$25,540	$13,091
Timberland Management	(541)	(475)	(1,661)	(1,484)
Real Estate	(597)	(582)	5,410	1,913
General & administrative	(941)	(1,002)	(2,713)	(3,433)
Total	$9,191	($530)	$26,576	$10,087

SELECTED STATISTICS

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Log sale volumes by species (million board feet):
Sawlogs
Douglas-fir	7.0	8.1	35.9	42.0
Whitewood	7.5	4.4	23.8	14.1
Pine	1.3	-	1.8	-
Cedar	0.2	0.5	1.7	1.3
Hardwood	0.4	0.6	1.9	2.0
Pulpwood
All species	2.6	2.5	9.9	10.0
Total	19.0	16.1	75.0	69.4

Log sale volumes by destination (million board feet):
Export	5.3	7.2	26.3	23.1
Domestic	10.7	5.7	36.9	34.3
Hardwood	0.4	0.7	1.9	2.0
Pulpwood	2.6	2.5	9.9	10.0
Subtotal log sale volumes	19.0	16.1	75.0	69.4
Timber deed sale	1.9	1.0	1.9	2.0
Total	20.9	17.1	76.9	71.4

Average price realizations by species (per thousand board feet):
Sawlogs
Douglas-fir	637	657	719	678
Whitewood	590	615	645	610
Pine	514	-	508	-
Cedar	1,004	1,087	1,295	1,152
Hardwood	613	555	602	531
Pulpwood
All species	302	252	282	269
Overall	568	591	643	609

Average price realizations by destination (per thousand board feet):
Export	654	684	742	696
Domestic	588	624	670	655
Hardwood	613	555	602	531
Pulpwood	302	252	282	269
Overall log sales	568	591	643	609
Timber deed sale	415	243	415	243

Owned timber acres	110,000	111,000	110,000	111,000
Acres owned by Funds	75,000	80,000	75,000	80,000
Depletion per MBF -Partnership Tree Farms	48	56	48	56
Depletion per MBF -Fund Tree Farms	217	192	188	197
Capital and development expenditures ($000's)	2,201	5,935	5,555	8,463

QUARTER TO QUARTER COMPARISONS
(Amounts in $000's except per unit data)

	Q3 2014 vs.	YTD Q3 2014 vs.
	Q3 2013	YTD Q3 2013
Net income attributable to Pope Resources' unitholders:
3rd Quarter 2014	$1,500	$15,587
3rd Quarter 2013	(75)	9,537
Variance	$1,575	$6,050

Detail of earnings variance:
Fee Timber
Log volumes (A)	$1,719	$3,372
Log price realizations (B)	(437)	2,548
Gain on sale of timberland	9,188	9,188
Timber deed sales	522	404
Production costs	(518)	(3,172)
Depletion	(677)	(682)
Other Fee Timber	(56)	791
Timberland Management	(66)	(177)
Real Estate
Land sales	584	3,894
Timber depletion on land sale	-	376
Other Real Estate	(599)	(773)
General & administrative costs	61	720
Net interest expense	(274)	(779)
Taxes	(461)	(703)
Noncontrolling interests	(7,411)	(8,957)
Total variance	$1,575	$6,050

(A)	Volume variance calculated by extending change in sales volume by the average log sales price for the comparison period.
(B)	Price variance calculated by extending the change in average realized price by current period volume.

CONTACT: Tom Ringo, 360.697.6626, or Fax, 360.697.1156